UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2016

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2016, we acquired an additional 14.4% ownership interest in Penske Truck Leasing Co., L.P. ("PTL"), a leading provider of transportation and supply chain services, from subsidiaries of GE Capital Global Holdings, LLC (collectively, "GE Capital") for approximately $498.7 million in cash, subject to adjustment based on the earnings of PTL through July 27, 2016. PTL operates and maintains more than 238,000 vehicles and serves customers in North America, South America, Europe, Australia and Asia and is one of the largest purchasers of commercial trucks in North America. Product lines include full-service truck leasing, contract maintenance, commercial and consumer truck rentals, used truck sales, transportation and warehousing management and supply chain management solutions. After the transaction, PTL is owned 41.1% by Penske Corporation, 23.4% by us, 20.0% by affiliates of Mitsui & Co., Ltd. ("Mitsui") and 15.5% by GE Capital. We account for our investment in PTL under the equity method, and we therefore record our share of PTL’s earnings on our statements of income under the caption "Equity in earnings of affiliates," which also includes the results of our other equity investments.

In connection with this transaction, the PTL partners agreed to amend and restate the existing partnership agreement among the partners which, among other things, provides us with specified partner distribution and governance rights and restricts our ability to transfer our interests. Specifically, as a limited partner, we are now entitled to one of seven representatives of PTL’s Advisory Committee and approval rights over significant governance items of PTL. We continue to have the right to pro rata quarterly distributions equal to 50% of PTL's consolidated net income and we expect to realize significant cash tax savings.

We may only transfer our interests with the unanimous consent of the other partners, or if we provide the remaining partners with a right of first offer to acquire our interests, except that we may transfer up to 9.02% of our interests to Penske Corporation without complying with the right of first offer to the remaining partners. We and Penske Corporation have previously agreed that (1) in the event of any transfer by Penske Corporation of their partnership interests to a third party, we will be entitled to "tag-along" by transferring a pro rata amount of our partnership interests on similar terms and conditions, and (2) Penske Corporation is entitled to a right of first refusal in the event of any transfer of our partnership interests, subject to the terms of the partnership agreement. Additionally, PTL has agreed to indemnify the general partner for any actions in connection with managing PTL, except those taken in bad faith or in violation of the partnership agreement.

The partnership agreement allows GE Capital or Penske Corporation, beginning December 31, 2017, to give notice to require PTL to begin to effect an initial public offering of equity securities, subject to certain limitations, as soon as practicable after the first anniversary of the initial notice. The party that is not exercising this right may seek to find a third party to purchase all of the partnership interests from the exercising party or to propose another alternative to such equity offers. In connection with the right to cause PTL to conduct an initial public offering, the PTL partners have agreed to customary demand and piggyback registration rights. As part of the transaction, beginning in 2025, PAG and Mitsui have been granted a similar right to require PTL to begin an initial public offering of equity securities, subject to certain limitations, as soon as reasonably practicable. The term of the partnership agreement was extended to December 31, 2035 or such later date as the limited partners may agree.

We funded the purchase using existing liquidity, including approximately $350 million of borrowings under our U.S. credit agreement with Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation (the "U.S. credit agreement"). In connection with the transaction, we have amended the U.S. credit agreement to allow for the purchase described above, to provide for a maximum of $150 million of future borrowings under the U.S. credit agreement for foreign acquisitions and to extend the facility for an additional year through September 30, 2019 pursuant to the U.S. credit agreement’s "evergreen" termination provisions.

As amended, the U.S. credit agreement provides for up to $700.0 million in revolving loans for working capital, acquisitions, capital expenditures, investments and other general corporate purposes, which includes $250.0 million in revolving loans solely for future acquisitions. The loans mature on the termination date of the facility, which is now September 30, 2019. The revolving loans bear interest at LIBOR plus 2.00%, subject to an incremental 1.50% for uncollateralized borrowings in excess of a defined borrowing base.

The U.S. credit agreement is fully and unconditionally guaranteed on a joint and several basis by substantially all of our U.S. subsidiaries and contains a number of significant covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, repay other indebtedness, pay dividends, create liens on assets, make investments or acquisitions and engage in mergers or consolidations. We are also required to comply with specified financial and other tests and ratios, each as defined in the U.S. credit agreement including: a ratio of current assets to current liabilities, a fixed charge coverage ratio, a ratio of debt to stockholders’ equity and a ratio of debt to earnings before interest, taxes, depreciation and amortization ("EBITDA"). A breach of these requirements would give rise to certain remedies under the agreement, the most severe of which is the termination of the agreement and acceleration of the amounts owed.

The descriptions of the transaction agreements above are not complete and are qualified in their entirety by the actual terms of those agreements, copies of which are filed as Exhibits 4.1, 10.1, 10.2, and 10.3 to this Report on Form 8−K, and are incorporated by reference herein. The purchase transaction was approved by an independent committee of our Board of Directors, who was advised by McGuireWoods LLP, as its legal advisor, and Houlihan Lokey Capital, Inc., as its financial advisor. We purchase motor vehicles from Daimler AG and Toyota Motor Corporation, affiliates of the respective lenders under the Credit Agreement, for sale at certain of our dealerships. The lenders also provide certain of our dealerships with "floor-plan" and consumer financing. For the Item 404(a) of Regulation S-K "related party" disclosure between us, Mitsui, PTL and Penske Corporation, see the "Related Party Transactions" section of our proxy statement filed on March 11, 2016, which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On July 28, 2016, we issued a press release announcing our second quarter 2016 financial results and other information. A copy of the press release is furnished as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 "Regulation FD Disclosure."

On July 28, 2016, we issued a press release announcing our second quarter 2016 financial results and other information. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Item 4.1 First Amendment to Fifth Amended and Restated Credit Agreement dated July 27, 2016 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.

Item 10.1 Agreement of Purchase and Sale dated as of July 27, 2016 by and among us, GE Capital Truck Leasing Holding LLC and Logistics Holding LLC.

Item 10.2 Cooperation Agreement dated as of July 27, 2016 by and among us, Penske Truck Leasing Co., L.P., Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, Logistics Holding LLC and MBK USA Commercial Vehicles Inc.

Item 10.3 Sixth Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P. dated July 27, 2016 by and among Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, MBK USA Commercial Vehicles Inc. and us.

Exhibit 99.1. Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

July 28, 2016	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment to Fifth Amended and Restated Credit Agreement dated July 27, 2016 among us, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation.
10.1	Agreement of Purchase and Sale dated as of July 27, 2016 by and among us, GE Capital Truck Leasing Holding LLC and Logistics Holding LLC.
10.2	Cooperation Agreement dated as of July 27, 2016 by and among us, Penske Truck Leasing Co., L.P., Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, Logistics Holding LLC and MBK USA Commercial Vehicles Inc.
10.3	Sixth Amended and Restated Agreement of Limited Partnership of Penske Truck Leasing Co., L.P. dated July 27, 2016 by and among Penske Truck Leasing Corporation, PTL GP, LLC, GE Capital Truck Leasing Holding LLC, General Electric Credit Corporation of Tennessee, MBK USA Commercial Vehicles Inc.
99.1	Press Release.